UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 11, 2008

Resource Capital Corp.
(Exact name of registrant as specified in its chapter)

Maryland	1-32733	20-2287134
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

712 Fifth Avenue, 10th Floor New York, NY		10019
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code: 212-974-1708
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Resource Capital Corp. (the "Company") entered into a third amendment (the "Amendment") to the loan agreement, dated December 15, 2005 (the "Loan Agreement"), by and among the Company, Commerce Bank, N.A., as agent, and Commerce Bank, N.A., as issuing bank.

The Company describes the Amendment in Item 2.03 below, which is incorporated by reference as if fully set forth herein.

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF A REGISTRANT.

On April 11, 2008, but effective as of March 31, 2008, the Loan Agreement was amended to revise the definitions of "Consolidated Tangible Net Worth" and "Maximum Revolving Credit Amount,"and to reduce the amount of consolidated tangible net worth the Company is required to maintain to $250.0 million.  The stated "Maximum Revolving Credit Amount" was reduced to $10.0 million to more closely reflect the actual borrowing base available to the Company under the Loan Agreement before the Amendment and to reduce unused fees under the loan agreement.  As a result, the Company does not believe the reduction will have a material impact on its current liquidity.

A copy of the Amendment is attached hereto as Exhibit 10.1.

ITEM 9.01 FINANCIAL STATEMENT AND EXHIBITS.

(d)	Exhibits

Exhibit No.	Description
10.1	Third Amendment dated April 11, 2008 but effective as of March 31, 2008 to the Loan Agreement dated December 15, 2005, by and among Resource Capital Corp. and Commerce Bank, N.A.

SIGNATURE(S)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

RESOURCE CAPITAL CORP.

Date: April 17, 2008	/s/ David J. Bryant David J. Bryant Chief Financial Officer